Exhibit 99.1

FROM:
Newtek Business Services Corp.
http://www.thesba.com
Investor Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@thesba.com
Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566 / ssingh@thesba.com

Newtek Business Services Corp. Declares Cash Dividend of $0.39 per Share for the First Quarter of 2015

NEW YORK, March 19, 2015 - Newtek Business Services Corp., (NASDAQ: NEWT), an internally managed business development company (“BDC”), today announced that its board of directors declared a cash dividend(1) of $0.39 per share for the first quarter of 2015, an increase from the previously expected $0.38 per share announced on December 29, 2014. The dividend will be payable on April 13, 2015 to shareholders of record as of March 30, 2015. This dividend would represent the Company’s first dividend declaration since the Company’s conversion to a BDC on November 12, 2014. The Company currently expects to pay an annual cash dividend of approximately $1.81 per share for 2015, which reflects an increase from the previously stated guidance of $1.80 per share.

The Company’s board of directors expects to maintain a dividend policy with the objective of distributing four quarterly distributions in an amount that approximates at least 90% to 98% of the Company’s taxable quarterly income or potential annual income for a particular year. In addition, at the end of the year, the Company may also pay an additional special dividend, or fifth dividend, in order to distribute 90% to 98% of its annual taxable income in the year it was earned.

The determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s fiscal year based upon its taxable income for the full year and distributions paid for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of its distributions for a full year.

(1)	The dividend will be paid in cash or shares of the Company’s Common Stock through participation in the Company’s dividend reinvestment program at the election of the shareholders.

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: Business Lending, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Accounts Receivable Financing, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, Data Backup, Storage and Retrieval and Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services Corp., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future may be “forward-looking statements.” All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit the following websites:

www.thesba.com

Contacts:

Newtek Business Services Corp.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

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